Exhibit 10.1
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED DEVELOPMENT MANAGEMENT AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED DEVELOPMENT MANAGEMENT AGREEMENT (“Amendment”) is dated for reference purposes as of June 10, 2022, by and among HERITAGE FIELDS EL TORO, LLC, a Delaware limited liability company ("Owner"), FIVE POINT COMMUNITIES MANAGEMENT, INC., a Delaware corporation ("Manager"), for the purpose of Section 4.8 of the DMA only, FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership (the "Operating Company") and, for the purpose of Sections 4.7 and 4.8 of the DMA only, FIVE POINT COMMUNITIES, LP, a Delaware limited partnership (the "Manager Partnership"). Manager and Owner are sometimes referred to each as a "Party" and collectively as the "Parties." Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the “DMA” (defined below), other than those provisions that are specified to become effective as of a different date.
W I T N E S S E T H:
WHEREAS, Owner is the owner of the Property;
WHEREAS, Owner and Manager are parties to that certain Second Amended and Restated Development Management Agreement dated as of April 21, 2017, as extended pursuant to those certain letter agreements dated December 23, 2021, February 25, 2022, May 1, 2022, May 16, 2022, and May 31, 2022 (as amended, the "DMA");
WHEREAS, the DMA expires by its terms on June 10, 2022;
WHEREAS, the Parties desire to extend the term through December 31, 2022; and
WHEREAS, the DMA currently provides for compensation to Manager in the form of (among other things) a Project Team Reimbursement, which reimbursed Manager for the costs of the employees of Manager performing the Manager Services, and a Base Fee, and the Parties now desire to simplify the DMA and have one payment to Manager (the Base Fee) instead and in place of both a Base Fee and Project Team Reimbursement, and to make such other amendments to the DMA as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, Owner and Manager hereby amend the DMA and mutually agree as follows, all of which shall be deemed effective as of January 1, 2022 (the “First Amendment Effective Date”):
1.Changes to Definitions. The following definitions in the DMA shall be amended and restated effective as of First Amendment Effective Date, as follows:
"Approved Project Team Budget" shall no longer have any meaning or be used for any purpose under this Agreement, commencing with the First Amendment Effective Date.
“CEO” shall mean (i) as of October 1, 2021 and through February 8, 2022, the “President” (as defined in Section 3.5(a), as amended by this Amendment), and (ii) as of February 9, 2022, Daniel Hedigan or any successor Chief Executive Officer of Manager.

“Consistent with the Approved Business Plan" shall mean that (a) in the case of costs and expenses set forth in the Approved Budget, the incurrence of amounts that exceed any Category by an amount that is five percent (5%) or less (for the Categories described in clauses (i), (ii) and (iii) of the definition thereof) and (b) in the case of the sale or lease of the Property or any portions thereof at a price or rents, as applicable, no less than ninety-five percent (95%) of the price or rents set forth in the Approved Business Plan (for the Category described in clause (iv) of the definition thereof), in each case in any Fiscal Year.
“Corporate Team” shall no longer have any meaning or be used for any purpose under this Agreement, commencing with the First Amendment Effective Date.
“Existing Entitlements” shall mean all Entitlements in effect as of the Effective Date, together with all other Entitlements approved by the City or other applicable Governmental Authority from time to time as contemplated by the Approved Business Plan or as otherwise Approved by Owner.
“Key Members” shall mean, (i) as of October 1, 2021 through February 8, 2022, the individuals who, at the time in question, perform the functions of President, Chief Financial Officer and Chief Legal Officer of Manager, and (ii) as of February 9, 2022, the individuals who, at the time in question, perform the functions of Chief Executive Officer, Chief Financial Officer and Chief Legal Officer of Manager.
“President” shall mean Lynn Jochim.
"Project Team" shall no longer have any meaning or be used for any purpose under this Agreement, commencing with the First Amendment Effective Date.
"Project Team Budget" shall no longer have any meaning or be used for any purpose under this Agreement, commencing with the First Amendment Effective Date.
“Project Team Costs” shall no longer have any meaning or be used for any purpose under this Agreement, commencing with the First Amendment Effective Date.
“Project Team Reimbursement” shall no longer have any meaning or be used for any purpose under this Agreement, commencing with the First Amendment Effective Date.
"Revised Project Team Budget" shall no longer have any meaning or be used for any purpose under this Agreement, commencing with the First Amendment Effective Date.
“Section 2(n) Notice Recipients” shall mean a designated individual by each Member of the Owner for purposes of receiving any notices described in Section 2(n) of the DMA. The present designated Section 2(n) Notice Recipients (which may be changed at any time by notice from the respective Members of Owner) are:
Five Point Heritage Fields, LLC: Dan Hedigan
MSD Heritage Fields, LLC: Alan Epstein
LNR HF II, LLC: Daniel Schwaegler

Heritage Fields Capital Co-Investor Member, LLC: Zachary Bernstein or Aric Shalev
2.Owner Decisions.
(a)In addition to the rights reserved to Owner in Section 2.4 of the DMA, Owner may elect to retain a commercial development consultant (“Commercial Consultant”) to collaborate with Owner and Manager regarding the planning and development of the Commercial Property. If such an election is made by the Executive Committee of Owner, Owner and Manager shall meet and confer to address appropriate changes to Manager’s scope of services and fees provided under the DMA. Except to the extent that Manager breaches its duty of Due Care in a material manner in supervising any such Independent Contractor retained by Owner, including any Commercial Consultant, Manager shall have no responsibility or liability for any acts or omissions taken or failed to be taken by any Independent Contractor retained by Owner, including any Commercial Consultant.
(b)New Subsections 2.4(n) and 2.4(o) are hereby added to the DMA from and after the Parties’ mutual execution and delivery of this Amendment, as follows:
“(n)    (i) entering into any new consulting contract (other than such contracts with Independent Contractors that are Consistent with the Approved Business Plan and reimbursable as joint backbone infrastructure under the Amended and Restated Master Implementation Agreement or as a capital facility pursuant to Owner’s written reimbursement agreement with Irvine Ranch Water District), or (ii) entering into any new contract for marketing or public relations services, where the fees and/or expenses committed to be paid by Owner under any such contract under either clause (i) or clause (ii) exceeds One Hundred Thousand Dollars ($100,000), provided that Owner (acting through a Majority Approval of its Executive Committee) shall approve or reject any such proposed contract or contribution (which may be provided via e-mail transmission) within five (5) business days after delivery of the written request to each of the Section 2(n) Notice Recipients; provided, however, that upon a failure of the Owner (via a Majority Approval of the Executive Committee) to reply to such a request for approval within five (5) business days the Manager shall transmit a second notice to each of the Section 2(n) Notice Recipients requesting approval (a “Second Notice”). A failure of the Owner (via a Majority Approval of the Executive Committee) to reply to the Second Notice within 24 hours of the transmission of the Second Notice shall be deemed an Approval by Owner. A meeting of the Executive Committee may be called by any Member, within the applicable 5-business day period (or, if applicable, 24-hour period), for purposes of considering such a request for approval, and Manager shall assist in facilitating such a meeting.

(o)    making contributions (x) in any amount to political organizations or campaigns, or (y) to any charitable organization in excess of $5,000 per individual contribution and $50,000, in the aggregate, in any Fiscal Year.”
3.Employees and Staffing. Section 3.5 of the DMA is hereby amended and restated effective as of the First Amendment Effective Date, but not before then (except as provided below), as follows:
"3.5    Employees and Staffing.
(a)Lynn Jochim is the President of Manager as of October 1, 2021 (the "President"), and Daniel Hedigan is the CEO of Manager as of February 9, 2022. Manager shall cause the employees of Manager to dedicate such time to the Project as required in order to perform the Manager Services in accordance with the terms of this Agreement, including the Manager Services described on Exhibit A, provided that all references to the “Project Team” on Exhibit A shall mean “Manager’s employees providing the Manager Services hereunder”.
(b)[Intentionally omitted]
(c)[Intentionally omitted]
(d)The CEO, President, and the employees of Manager performing the Manager Services on behalf of Manager shall be employees of Manager and not Owner. Subject to Section 2.4, Manager may engage any other independent contractors (provided that no such independent contractors shall be deemed in any respect to be employees (or independent contractors) of Owner). In addition, Manager shall have the right to engage one or more Independent Contractors or Contractors on behalf of Owner or a Contracting Subsidiary (subject to the limitations in Section 2.4(n), above). Nothing in the foregoing sentence shall modify the DMA requirement for competitive bidding, or the limitation on such requirement set forth in Section 2.2(f). For the avoidance of doubt, any such Independent Contractors engaged by Manager on behalf of Owner in accordance with the second preceding sentence shall be at Owner's sole cost and expense, and any Contractor or Independent Contractor engaged by a Contracting Subsidiary shall be at such Contracting Subsidiary's sole cost and expense. The compensation, retention and performance of the President, the employees of Manager performing the Manager Services on behalf of Manager, and any independent contractors engaged by Manager on its own behalf shall be determined by Manager and (subject to Section 4.2) payable solely by Manager. Manager shall be responsible for complying with all Laws and regulations and collective bargaining agreements affecting such employment, including the provision at

Manager's expense of any benefits or compensation required by statute or contract.
(e)In addition to the quarterly meetings of the Executive Committee as contemplated under the JV Agreement, Manager shall organize and conduct a telephonic/video call with the members of the Executive Committee of the Joint Venture, on a monthly basis, in order to apprise Owner as to the status of the Property and progress against the Approved Business Plan, and consult with Owner regarding ongoing entitlement, development and sale activities and strategic initiatives relating thereto, including providing or making available to Owner copies of all material correspondence and other material information received by Manager with respect to the Property, such as, proposals and/or offers for the sale of Commercial Property.”
4.Base Fee. Effective as of the First Amendment Effective Date and during Fiscal Year 2022, the Base Fee shall be equal to Twelve Million Dollars ($12,000,000), which shall be payable as follows: (i) $1,235,336 for the month of January; (ii) $1,262,175 for the month of February; (iii) $900,000 per month for the months of March of April; (iv) $702,489 for the month of May; and (v) $1,000,000 per month for each month for the remainder of Fiscal Year 2022 (June through December).
5.Project Team Budget; Project Team Reimbursement. Effective as of the First Amendment Effective Date, Section 4.2 of the DMA is hereby deleted in its entirety.
6.Term; Termination.
(a)Initial Term. The Initial Term is hereby deemed extended through December 31, 2022.
(b)First Renewal Term. Notwithstanding that the Initial Term has been extended through December 31, 2022, the Parties acknowledge that the extension of the Initial Term through December 31, 2022 does not constitute the “First Renewal Term” and this Amendment does not constitute the “First Renewal Term Modification” as such terms are defined in and contemplated under the DMA.
(c)Project Team Reimbursement. For the sake of clarification, all references to “Project Team Reimbursements” in the DMA, including Sections 6.2 through 6.9, are no longer applicable as of the First Amendment Effective Date.
(d)Expiration. Effective as of the First Amendment Effective Date, Section 6.9(a)(3) of the DMA is hereby deleted and replaced, as follows:
“(3) Incentive Compensation:
(A) Owner shall pay to Manager any unpaid Incentive Compensation that is due and payable in accordance with the terms hereof as of the date of such expiration based on all Available Cash as of the date of such expiration whether or not such Available Cash has been distributed; and
(B) Owner shall continue to make payments to Manager of Incentive Compensation payments in accordance with Section 4.4 of this Agreement following the date of expiration as if this Agreement had not expired, but limited to seventy five percent (75%) of the payments of Incentive Compensation (the “75% Incentive Compensation Adjustment Amount”) that would otherwise be payable pursuant to Section 4.4 (the Parties acknowledging that Manager is 100% vested pursuant to Section 4.4 in such 75% Incentive Compensation)); provided, however, if the Term of this Agreement is not extended beyond December 31, 2022, then, unless otherwise agreed to between Owner and Manager in writing, that portion of the Incentive Compensation paid to Manager during Fiscal Year 2022 that exceeds the 75% Incentive Compensation Adjustment Amount (the “2022 Excess Incentive Comp Amount”) shall be returned to Owner, as follows: as and when Incentive Compensation would otherwise be due and payable to Manager under this Agreement after December 31, 2022 (“Post-2022 Incentive Comp Payments”), the Post-2022 Incentive Comp Payments shall be retained by Owner and applied to repayment of the 2022 Excess Incentive Comp Amount until such time that the 2022 Excess Incentive Comp Amount has been returned in full to Owner. In furtherance of the foregoing, it is acknowledged that the 2022 Excess Incentive Comp Amount (if applicable) shall not be treated as Incentive Compensation having been received by Manager pursuant to Section 2(g)(i) of Exhibit B hereof.”
7.Notices. The addresses for notices to the Parties are updated as set forth below, and delivery of a notice, demand, request or other communication by email is hereinafter deemed a permitted delivery method and facsimile is no longer a permitted delivery method pursuant to Section 9.4 of the DMA. If a notice, demand, request or other communication is delivered by email, it shall be deemed delivered on the date of transmission if delivered prior to 5:00 pm (local time of the recipient) or the next business day if delivered on or after 5:00 pm:
If to Manager:
Five Point Communities Management, Inc.
2000 FivePoint, Suite 400
Irvine, California 92618
Attention: CEO
Email: dan.hedigan@fivepoint.com
With a copy to:

Five Point Communities Management, Inc.
2000 FivePoint, Suite 400
Irvine, California 92618
Attention: Legal Notices
Email: mike.alvarado@fivepoint.com
If to Owner:
Heritage Fields El Toro, LLC
c/o Rockpoint Group, LLC
Woodlawn Hall at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, Texas 75219
Attention: General Counsel
Email: Ron@rockpoint.com
With a copy to:
MSD Capital, L.P.
100 Wilshire Boulevard, Suite 1700
Santa Monica, California 90401
Attention: Alan Epstein
Email: aepstein@msdcapital.com
And:
LNR HF II, LLC
c/o Starwood Capital Group Global, LLC
100 Pine Street, Suite 3000
San Francisco, California 94111
Attention: Daniel Schwaegler
Email: schwaed@starwood.com
If to the Owner Authorized Representative:
MSD Capital, L.P.
100 Wilshire Boulevard, Suite 1700
Santa Monica, California 90401
Attention: Alan Epstein
Email: aepstein@msdcapital.com
8.Construction. Owner and Manager each hereby acknowledges that the members of the Joint Venture who are not Affiliated with Manager have been represented by Paul Hastings as their legal counsel and Manager has been represented by its in-house counsel prior to executing this Amendment. This Amendment is the product of negotiation and preparation by and among the Parties and their respective attorneys. Neither this Amendment nor any provision thereof shall be deemed prepared or drafted by one Party or another, or its attorneys, and shall not be construed more strongly against any Party.
9.Amendment. Except as modified by this Amendment, the DMA remains unmodified and in full force and effect.
10.Counterparts. This Amendment may be executed in one or more counterparts by some or all of the Parties, and (i) each such counterpart shall be considered an original, and all of which together shall constitute a single agreement, (ii) the exchange of executed copies of this Amendment by facsimile or email transmission (e.g., Portable Document Format (PDF) or Docusign) or other shall constitute effective execution and delivery of this Amendment as to the Parties for all purposes, and (iii) signatures of the Parties transmitted by facsimile or email transmission shall be deemed to be their original signatures for all purposes hereunder.

[signatures follow on next page]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

OWNER:

HERITAGE FIELDS EL TORO, LLC, a Delaware limited liability company

By:	/s/ Alan Epstein
Name:	Alan Epstein
Title	Owner Authorized Representative

MANAGER:

FIVE POINT COMMUNITIES MANAGEMENT, INC., a Delaware corporation

By:	/s/ Daniel Hedigan
Name:	Daniel Hedigan
Title:	Chief Executive Officer

[Signature page continues]

The undersigned is executing this Amendment as of the date first above written for the purpose of Sections 4.7 and 4.8 of the DMA only.

MANAGER PARTNERSHIP

FIVE POINT COMMUNITIES, LP, a Delaware limited partnership

By: Five Point Communities Management, Inc., a Delaware corporation
Its: General Partner

By:	/s/ Daniel Hedigan
Name:	Daniel Hedigan
Title:	Chief Executive Officer

The undersigned is executing this Amendment as of the date first above written for the purpose of Section 4.8 of the DMA only.

OPERATING COMPANY

FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership

By:	/s/ Daniel Hedigan
Name:	Daniel Hedigan
Title:	Chief Executive Officer